PROXY

EVERGREEN INCOME ADVANTAGE FUND

COMMON SHARES

This Proxy is solicited on behalf of the Board of Trustees of Evergreen Income Advantage Fund for a Special Meeting of Shareholders.

                The undersigned, revoking any previously executed proxies, hereby appoints Catherine F. Kennedy, Michael H. Koonce, Lloyd Lipsett, Brian J. Montana, Kevin J. Ouellette and Maureen E. Towle, or each of them acting individually, as proxies of the undersigned, each with full power of substitution, to represent and vote all of the common shares of the Fund that the undersigned would be entitled to vote at the 2009 Special Meeting of Shareholders of Evergreen Income Advantage Fund to be held at the offices of Evergreen Investments, 26th Floor, 200 Berkeley Street, Boston, Massachusetts  02116-5034 on January 16, 2009 at 10:00 a.m. Eastern time, and at any and all adjournments thereof.

                Receipt of the Notice of Special Meeting of Shareholders dated November 24, 2008 and the accompanying Proxy Statement, which describes the matters to be considered and voted on, is hereby acknowledged.

(Continued, and to be signed on other side)

The common shares represented by this proxy will be voted as specified below, but if no choice is specified, they will be voted IN FAVOR OF the new advisory and sub-advisory agreements described under “Approval of Investment Advisory Agreement with Evergreen Investment Management Company, LLC and Sub-Advisory Agreement with Tattersall Advisory Group, Inc. (Proposals 1a and 1b).”

If any other matters about which the Fund did not have timely notice properly come before the meeting, authorization is given to the proxy holders to vote in accordance with the views of management of the Fund.

                                                                                                                                                                                                                                                                                                                                                                                                                                                                                  votes as in this X                                                                                                                                                                                                                           Please mark your

                X             Please mark your votes as in this example.

1a. APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT WITH EVERGREEN INVESTMENT MANAGEMENT COMPANY, LLC
[ ] IN FAVOR OF the approval of the new Investment Advisory Agreement with Evergreen Investment Management Company, LLC
[ ] AGAINST the approval of the new Investment Advisory Agreement with Evergreen Investment Management Company, LLC
[ ] ABSTAIN
3b. APPROVAL OF NEW SUB-ADVISORY AGREEMENT WITH TATTERSALL ADVISORY GROUP, INC.
[ ] IN FAVOR OF the approval of the new Sub-Advisory Agreement with Tattersall Advisory Group, Inc.
[ ] AGAINST the approval of the new Sub-Advisory Agreement with Tattersall Advisory Group, Inc.
[ ] ABSTAIN
4. In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting or any adjournment thereof.

SIGNATURE(S)______________________________________________________________________ DATE_____________, 2008/2009.

PLEASE SIGN EXACTLY AS YOUR NAME(S) APPEAR ON THIS PROXY. If joint owners, EITHER may sign this Proxy. When signing as attorney, executor, administrator, trustee, guardian, or custodian for a minor, please give your full title. When signing on behalf of a corporation or as a partner for a partnership, please give the full corporate or partnership name and your title, if any.

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                                                                                                                PLEASE SIGN AND RETURN

                                                                                                                THIS PROXY CARD IN THE

                                                                                                                ENCLOSED ENVELOPE.

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